FIRST SUPPLEMENTAL INDENTURE
_______________________________

IMO INDUSTRIES INC.

TO

IBJ SCHRODER BANK & TRUST COMPANY, Trustee

Dated as of February 14, 1994
_________________________________


       First Supplemental Indenture, dated as of February 14, 1994, between IMO INDUSTRIES INC. (formerly, IMO DELAVAL INC.), a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 3450 Princeton Pike, Lawrenceville, New Jersey 08648, and IBJ SCHRODER BANK & TRUST COMPANY, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee"), amending Section 1008 of the Indenture, dated as of August 15, 1987, between the Company and the Trustee (the "Indenture"), relating to the 12.25% Senior Subordinated Debentures Due 1997 of the Company (herein called the "Securities"). Capitalized terms used herein and not defined herein have the meanings set forth in the Indenture.

       WHEREAS, the Company and the Trustee executed the Indenture relating to issuance by the Company of the Securities in the aggregate principal amount of $150,000,000; and

       WHEREAS, the Company desires to amend Section 1008 of the Indenture; and

       WHEREAS, Section 902 of the Indenture authorizes the Company and the Trustee to change certain of the provisions of the Indenture with the consent of the Holders of not less than 66-2/3% in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, which consent has been obtained; and

       WHEREAS, the Board of Directors of the Company has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

       NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

       For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of Holders of the Securities, as follows:

ARTICLE ONE

       Section 101. Amendment of Indenture. Clause (iv) of the second paragraph of Section 1008 of the Indenture is hereby amended to read in its entirety as follows: "Indebtedness in aggregate principal amount outstanding at any time, after giving effect to the use of proceeds thereof, not to exceed $35,000,000 plus an amount equal to the amount by which the aggregate principal amount of all Indebtedness of the Company and its Subsidiaries (other than the Securities and the Company's 12% Senior Subordinated Debentures Due 2001) then outstanding is less than the aggregate principal amount of all Indebtedness of the Company and its Subsidiaries (other than the Securities and the Company's 12% Senior Subordinated Debentures Due 2001) outstanding at December 31, 1993; or".




ARTICLE TWO

       Section 201. Confirmation. Except as set forth herein, the Indenture is in all respects confirmed and preserved.

       Section 202. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

       Section 203. Effectiveness. This Supplemental Indenture shall take effect immediately upon its execution and delivery by the Company and the Trustee.

       Section 204. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York.

       IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date and year first above written.


                              IMO INDUSTRIES INC.



                            By: /s/ William M. Brown
Name:  William M. Brown
                              Title:     Executive Vice President


Attest:
     /s/ Thomas J. Bird_________________
     [SEAL] Thomas J. Bird
             Senior Vice President

                           IBJ SCHRODER BANK & TRUST COMPANY


                           By: /s/ Max Volmar
                              Name:  Max Volmar
                              Title:    Vice President

Attest:
     /s/ Barbara McCluskey
     [SEAL] Barbara McCluskey
         Assistant Secretary